Exhibit 99.1

Perella Weinberg Reports Second Quarter 2024 Results
Financial Overview - Second Quarter
•Revenues of $272 Million, Up 64% From a Year Ago
•Adjusted Pre-Tax Income of $63 Million, GAAP Pre-Tax Loss of $(81) Million
•Adjusted EPS of $0.43; GAAP Diluted EPS of $(1.21)
Financial Overview - First Half
•Revenues of $374 Million, Up 26% From a Year Ago
•Adjusted Pre-Tax Income of $45 Million, GAAP Pre-Tax Loss of $(132) Million
•Adjusted EPS of $0.34; GAAP Diluted EPS of $(1.96)
Talent Investment
•Year-to-Date Added Three New Partners and Nine New Managing Directors
•Two Additional Partners and One Additional Managing Director Joining Firm Later This Year
Capital Management
•Strong Balance Sheet with $185 Million of Cash and No Debt
•Year-to-Date Retired Approximately 10.4 Million Share Equivalents through Purchase, Exchange and Net Settlement
•85.8 Million Shares Outstanding at June 30, 2024, Down from 94.2 Million at March 31, 2024
•Year-to-Date Returned $162 Million in Total to Equity Holders
•Declared Quarterly Dividend of $0.07 Per Share

“We delivered strong results, with revenues hitting a quarterly record for the Firm. We continue to execute on our scaling strategy through steady and deliberate investment in talent to increase our client coverage footprint and we are encouraged by the momentum across our business – our results reflect the combined impact of an improving market environment with the right coverage, product and geographic teams in place across our platform,” stated Andrew Bednar, Chief Executive Officer.

NEW YORK, NY, August 2, 2024 – Perella Weinberg Partners (the “Firm” or “PWP”) (NASDAQ:PWP) today reported financial results for the second quarter ended June 30, 2024.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Revenues

For the second quarter of 2024, revenues were $272.0 million, an increase of 64% from $165.5 million for the second quarter of 2023. For the first half of 2024, revenues were $374.1 million, an increase of 26% from $297.0 million for the first half of 2023. The higher revenues in both current year periods was attributable to increased mergers and acquisition and financing and capital solutions activity, driven by larger transactions and related fee events across the business.

Expenses

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
	GAAP	Adjusted	GAAP	Adjusted	GAAP	Adjusted	GAAP	Adjusted
Operating expenses	(Dollars in Millions)				(Dollars in Millions)
Total compensation and benefits	$310.5	$168.3	$148.4	$113.6	$425.9	$254.4	$266.1	$199.0
% of Revenues	114%	62%	90%	69%	114%	68%	90%	67%
Non-compensation expenses	$43.8	$41.2	$38.9	$36.4	$84.1	$78.2	$75.4	$70.9
% of Revenues	16%	15%	23%	22%	22%	21%	25%	24%

As previously disclosed, effective April 1, 2024, we merged AdCo Professional Partners LP (“Professional Partners”) with PWP Holdings LP (“PWP OpCo”). During the second quarter of 2024, we accelerated the vesting of certain partnership unit awards, some of which were modified to allow for conversion into cash upon vesting to facilitate the payment of taxes associated with the vesting of these awards to align with the treatment of restricted stock units (collectively, the “Vesting Acceleration”). Pursuant to GAAP, this modification caused certain awards to be reclassified from equity to liability classification, resulting in incremental compensation expense from fair value measurement through the date of vesting.

Three Months Ended

GAAP total compensation and benefits were $310.5 million for the second quarter of 2024, compared to $148.4 million for the second quarter of 2023, which includes in the current period incremental compensation expense related to the one-time Vesting Acceleration. Adjusted total compensation and benefits were $168.3 million for the second quarter of 2024, compared to $113.6 million for the same period a year ago. The increase in total compensation and benefits was due to a larger bonus accrual on an absolute dollar basis associated with higher revenues, partially offset by the quarterly impact of decreasing the year-to-date adjusted compensation ratio to 68%.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP non-compensation expenses were $43.8 million for the second quarter of 2024, compared to $38.9 million for the second quarter of 2023. Adjusted non-compensation expenses were $41.2 million for the second quarter of 2024, compared to $36.4 million for the same period a year ago. The increase in non-compensation expenses was largely driven by an increase in professional fees including legal, higher depreciation expense tied to our New York office renovation, and a bad debt write-off, partially offset by a decline in general, administrative and other expenses and lower rent and occupancy costs.

Six Months Ended

GAAP total compensation and benefits were $425.9 million for the six months ended June 30, 2024, compared to $266.1 million for the prior year period, which includes in the current period incremental compensation expense related to the one-time Vesting Acceleration. Adjusted total compensation and benefits were $254.4 million for the six months ended June 30, 2024, compared to $199.0 million for the same period a year ago. The increase in total compensation and benefits was due to a larger bonus accrual on an absolute dollar basis associated with higher revenues along with a higher compensation margin. At the end of the second quarter, the Firm accrued year-to-date adjusted compensation at a 68% margin, reflecting business and industry conditions and the need to support talent investment.

GAAP non-compensation expenses were $84.1 million for the six months ended June 30, 2024, compared to $75.4 million for the prior year period. Adjusted non-compensation expenses were $78.2 million for the six months ended June 30, 2024, compared to $70.9 million for the same period a year ago. The increase in non-compensation expenses was largely driven by an increase in professional fees including legal, higher depreciation expense tied to our New York and London office renovation and relocation, and a bad debt write-off, partially offset by a decline in general, administrative and other expenses and lower rent and occupancy costs.

Provision for Income Taxes

Perella Weinberg Partners currently owns 61.5% of the operating partnership (PWP OpCo) and is subject to U.S. federal and state corporate income tax on its allocable share of earnings. Income earned by the operating partnership is subject to certain state, local, and foreign income taxes.

For purposes of calculating adjusted if-converted net income, we have presented our results as if all partnership units had been converted to shares of Class A common stock, and as if all of our adjusted results for the period were subject to U.S. corporate income tax. For the six months ended June 30, 2024, the effective tax rate for adjusted if-converted net income was 26%. This tax rate includes a $3.1 million benefit from the vesting of restricted stock units at a share price higher than the grant price.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Balance Sheet and Capital Management

As of June 30, 2024, PWP had $185.3 million of cash with no outstanding indebtedness and an undrawn revolving credit facility.

During the six months ended June 30, 2024, PWP returned $161.5 million in aggregate to our equity holders through (i) the settlement of 6,149,211 PWP OpCo units in connection with the Vesting Acceleration at a price of $14.07 per unit and the net settlement of 1,953,787 share equivalents at an average price per share of $13.22, (ii) the settlement of exchanges of 1,343,257 PWP OpCo units for cash at $15.17 per unit and the repurchase of 1,000,000 shares pursuant to a contractual repurchase right at $15.00 per share, (iii) the payment of $5.2 million in distributions to limited partners, and (iv) the payment of aggregate dividends of $8.6 million to Class A common stockholders. Certain tax withholding amounts related to the above activity were accrued and unpaid as of June 30, 2024 and are expected to be paid within one year.

At June 30, 2024, there were 52.5 million shares of Class A common stock and 33.3 million partnership units outstanding.

The Board of Directors has declared a quarterly dividend of $0.07 per share of Class A common stock. The dividend will be paid on September 16, 2024 to Class A common stockholders of record on September 5, 2024.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Conference Call and Webcast

Management will host a webcast and conference call on Friday, August 2, 2024 at 9:00 am ET to discuss Perella Weinberg’s financial results for the second quarter ended June 30, 2024.

A webcast of the conference call will be made available in the Investors section of Perella Weinberg’s website at https://investors.pwpartners.com/.

The conference call can also be accessed by the following dial-in information:

•Domestic: (800) 579-2543
•International: (785) 424-1789
•Conference ID: PWPQ224

Replay

A replay of the call will also be available two hours after the live call through August 9, 2024. To access the replay, dial (800) 695-2185 (Domestic) or (402) 530-9028 (International). The replay can also be accessed on the Investors section of PWP’s website at https://investors.pwpartners.com/.

For those who listen to the rebroadcast of the call, we remind you that the remarks made are as of August 2, 2024, and have not been updated subsequent to the initial earnings call.

About Perella Weinberg

Perella Weinberg is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, institutions, governments, sovereign wealth funds and the financial sponsor community. The Firm offers a wide range of advisory services to clients in some of the most active industry sectors and global markets. With approximately 700 employees, Perella Weinberg currently maintains offices in New York, London, Houston, San Francisco, Paris, Los Angeles, Chicago, Calgary, Denver, and Munich. The financial information of PWP herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Contacts

For Perella Weinberg Investor Relations: investors@pwpartners.com
For Perella Weinberg Media: media@pwpartners.com
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Important factors, among others, that may affect actual results or outcomes include (but are not limited to): global economic, business and market conditions; the Company’s dependence on and ability to retain employees; the Company’s ability to successfully identify, recruit and develop talent; conditions impacting the corporate advisory industry; the Firm’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model; the high volatility of the Company’s revenues as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation; the Company’s successful formulation and execution of its business and growth strategies; substantial litigation risks in the financial services industry; cybersecurity and other operational risks; assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity; extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest); and other risks and uncertainties described under “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K.

The forward-looking statements in this press release and oral statements made from time to time by representatives of PWP are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 23, 2024 and the other documents filed by the Firm from time to time with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Consolidated Statements of Operations (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$271,998	$165,545	$374,125	$296,971
Expenses
Compensation and benefits	149,973	106,216	218,563	176,179
Equity-based compensation	160,498	42,212	207,305	89,883
Total compensation and benefits	310,471	148,428	425,868	266,062
Professional fees	11,743	8,737	22,803	16,290
Technology and infrastructure	9,125	9,293	17,897	17,805
Rent and occupancy	5,860	6,678	12,137	14,092
Travel and related expenses	4,700	4,726	9,285	9,500
General, administrative and other expenses	7,223	5,796	11,742	11,190
Depreciation and amortization	5,108	3,639	10,188	6,474
Total expenses	354,230	187,297	509,920	341,413
Operating income (loss)	(82,232)	(21,752)	(135,795)	(44,442)
Non-operating income (expenses)
Related party income	—	276	—	549
Other income (expense)	745	(1,337)	3,402	(1,054)
Total non-operating income (expenses)	745	(1,061)	3,402	(505)
Income (loss) before income taxes	(81,487)	(22,813)	(132,393)	(44,947)
Income tax expense (benefit)	(642)	(4,543)	18,452	743
Net income (loss)	(80,845)	(18,270)	(150,845)	(45,690)
Less: Net income (loss) attributable to non-controlling interests	(14,817)	(18,629)	(48,973)	(40,926)
Net income (loss) attributable to Perella Weinberg Partners	$(66,028)	$359	$(101,872)	$(4,764)
Net income (loss) per share attributable to Class A common shareholders
Basic	$(1.21)	$0.01	$(1.96)	$(0.11)
Diluted	$(1.21)	$(0.19)	$(1.96)	$(0.56)
Weighted-average shares of Class A common stock outstanding
Basic	54,589,542	42,743,611	51,894,913	42,531,895
Diluted	54,589,542	86,521,626	51,894,913	86,566,075

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total compensation and benefits—GAAP	$310,471	$148,428	$425,868	$266,062
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	(130,039)	(18,269)	(143,714)	(38,603)
Public company transaction related incentives(2)	(12,107)	(11,491)	(24,457)	(23,383)
Business realignment costs(3)	—	(5,105)	(3,249)	(5,105)
Adjusted total compensation and benefits	$168,325	$113,563	$254,448	$198,971

Non-compensation expense—GAAP	$43,759	$38,869	$84,052	$75,351
TPH business combination related expenses(4)	(1,645)	(1,645)	(3,290)	(3,290)
Business Combination transaction expenses(5)	(948)	(840)	(2,570)	(1,165)
Adjusted non-compensation expense(6)	$41,166	$36,384	$78,192	$70,896

Operating income (loss)—GAAP	$(82,232)	$(21,752)	$(135,795)	$(44,442)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	130,039	18,269	143,714	38,603
Public company transaction related incentives(2)	12,107	11,491	24,457	23,383
Business realignment costs(3)	—	5,105	3,249	5,105
TPH business combination related expenses(4)	1,645	1,645	3,290	3,290
Business Combination transaction expenses(5)	948	840	2,570	1,165
Adjusted operating income	$62,507	$15,598	$41,485	$27,104

Income (loss) before income taxes—GAAP	$(81,487)	$(22,813)	$(132,393)	$(44,947)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	130,039	18,269	143,714	38,603
Public company transaction related incentives(2)	12,107	11,491	24,457	23,383
Business realignment costs(3)	—	5,105	3,249	5,105
TPH business combination related expenses(4)	1,645	1,645	3,290	3,290
Business Combination transaction expenses(5)	948	840	2,570	1,165
Adjustments to non-operating income (expenses)(7)	151	1,401	188	1,438
Adjusted income before income taxes	$63,403	$15,938	$45,075	$28,037

Income tax expense (benefit)—GAAP	$(642)	$(4,543)	$18,452	$743
Tax impact of non-GAAP adjustments(8)	13,799	4,962	(10,528)	1,884
Adjusted income tax expense	$13,157	$419	$7,924	$2,627

Net income (loss)—GAAP	$(80,845)	$(18,270)	$(150,845)	$(45,690)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	130,039	18,269	143,714	38,603
Public company transaction related incentives(2)	12,107	11,491	24,457	23,383
Business realignment costs(3)	—	5,105	3,249	5,105
TPH business combination related expenses(4)	1,645	1,645	3,290	3,290
Business Combination transaction expenses(5)	948	840	2,570	1,165
Adjustments to non-operating income (expenses)(7)	151	1,401	188	1,438
Tax impact of non-GAAP adjustments(8)	(13,799)	(4,962)	10,528	(1,884)
Adjusted net income	$50,246	$15,519	$37,151	$25,410
Less: Adjusted income tax expense	(13,157)	(419)	(7,924)	(2,627)
Add: If-converted income tax expense(9)	20,499	2,483	11,620	6,268
Adjusted if-converted net income	$42,904	$13,455	$33,455	$21,769

Weighted-average diluted shares of Class A common stock outstanding	54,589,542	86,521,626	51,894,913	86,566,075
Weighted average number of incremental shares from assumed vesting of RSUs and PSUs(10)	9,133,806	275,508	7,205,942	1,001,289
Weighted average number of incremental shares from if-converted PWP OpCo units(11)	36,332,846	—	38,825,961	—
Weighted-average adjusted diluted shares of Class A common stock outstanding	100,056,194	86,797,134	97,926,816	87,567,364

Adjusted net income per Class A share—diluted, if-converted	$0.43	$0.16	$0.34	$0.25

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Key metrics: (12)
GAAP operating income (loss) margin	(30.2)%	(13.1)%	(36.3)%	(15.0)%
Adjusted operating income margin	23.0%	9.4%	11.1%	9.1%
GAAP compensation ratio	114%	90%	114%	90%
Adjusted compensation ratio	62%	69%	68%	67%
GAAP effective tax rate	1%	20%	(14)%	(2)%
Adjusted if-converted effective tax rate	32%	16%	26%	22%

Notes to GAAP Reconciliation of Adjusted Results:

(1)Equity-based compensation not dilutive to investors in PWP or PWP OpCo includes the amortization of legacy awards granted to certain partners prior to the business combination that closed on June 24, 2021 (the “Business Combination”) and the amortization of awards granted by Professional Partners (the “Professional Partners Awards”), which were subject to the Vesting Acceleration in the second quarter of 2024. The vesting of these awards does not economically dilute PWP shareholders’ interests relative to the interests of other investors in PWP OpCo. The legacy awards were fully amortized as of September 30, 2023.
(2)Public company transaction related incentives includes equity-based compensation for transaction-related restricted stock units (“RSUs”) and performance restricted stock units (“PSUs”) which are directly related to milestone events that were part of the Business Combination process and reorganization. These payments were outside of PWP’s normal and recurring bonus and compensation processes.
(3)During the second quarter of 2023, we began a review of the business, which resulted in headcount reductions in order to improve compensation alignment and to provide greater flexibility to advance strategic opportunities. Costs were incurred through the first quarter of 2024 and included separation and transition benefits and the accelerated amortization (net of forfeitures) of certain equity-based awards, including certain Professional Partners Awards and transaction-related RSUs and PSUs, which would have been adjusted through adjustments (1) and (2) above notwithstanding the business realignment.
(4)On November 30, 2016, we completed a business combination with Tudor, Pickering, Holt & Co., LLC (TPH), an independent advisory firm focused on the energy industry. The adjustment reflects the amortization of intangible assets associated with the acquisition, and such assets will be fully amortized by November 30, 2026.
(5)Transaction costs that were expensed associated with the Business Combination, including (i) equity-based vesting for transaction-related RSUs issued to non-employees and (ii) costs incurred related to the partnership restructuring that was contemplated during the implementation of the up-C structure at the time of the Business Combination.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

(6)See reconciliation below for the components of the consolidated statements of operations included in non-compensation expense—GAAP as well as Adjusted non-compensation expense.
(7)Includes (i) the amortization of debt discounts and issuance costs for all periods presented, (ii) minimal charges related to the Vesting Acceleration for the three and six months ended June 2024, and (iii) a non-operating loss on investment for the three and six months ended June 2023.
(8)The adjusted income tax expense represents the Company’s calculated tax expense on adjusted non-GAAP results. It excludes the impact on income taxes of certain transaction-related items and other items not reflected in our adjusted non-GAAP results. It does not represent the cash that the Company expects to pay for taxes in the current periods.
(9)The if-converted income tax expense represents the Company's calculated tax expense on adjusted non-GAAP results assuming the exchange of all partnership units for PWP Class A common stock, resulting in all of the Company’s results for the period being subject to corporate-level tax.
(10)Represents the dilutive impact under the treasury stock method of unvested RSUs and PSUs.
(11)Represents the dilutive impact assuming the vesting and conversion of all PWP OpCo units to shares of Class A common stock.
(12)Reconciliations of key metrics from GAAP to Adjusted results are a derivative of the reconciliation of their components.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Three Months Ended June 30, 2024
	GAAP	Adjustments		Adjusted
Professional fees	$11,743	$(948)	(1)	$10,795
Technology and infrastructure	9,125	—		9,125
Rent and occupancy	5,860	—		5,860
Travel and related expenses	4,700	—		4,700
General, administrative and other expenses	7,223	—		7,223
Depreciation and amortization	5,108	(1,645)	(2)	3,463
Non-compensation expense	$43,759	$(2,593)		$41,166

	Three Months Ended June 30, 2023
	GAAP	Adjustments		Adjusted
Professional fees	$8,737	$(840)	(1)	$7,897
Technology and infrastructure	9,293	—		9,293
Rent and occupancy	6,678	—		6,678
Travel and related expenses	4,726	—		4,726
General, administrative and other expenses	5,796	—		5,796
Depreciation and amortization	3,639	(1,645)	(2)	1,994
Non-compensation expense	$38,869	$(2,485)		$36,384

	Six Months Ended June 30, 2024
	GAAP	Adjustments		Adjusted
Professional fees	$22,803	$(2,570)	(1)	$20,233
Technology and infrastructure	17,897	—		17,897
Rent and occupancy	12,137	—		12,137
Travel and related expenses	9,285	—		9,285
General, administrative and other expenses	11,742	—		11,742
Depreciation and amortization	10,188	(3,290)	(2)	6,898
Non-compensation expense	$84,052	$(5,860)		$78,192

	Six Months Ended June 30, 2023
	GAAP	Adjustments		Adjusted
Professional fees	$16,290	$(1,165)	(1)	$15,125
Technology and infrastructure	17,805	—		17,805
Rent and occupancy	14,092	—		14,092
Travel and related expenses	9,500	—		9,500
General, administrative and other expenses	11,190	—		11,190
Depreciation and amortization	6,474	(3,290)	(2)	3,184
Non-compensation expense	$75,351	$(4,455)		$70,896

(1)Reflects an adjustment to exclude transaction costs associated with the Business Combination.
(2)Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.